Exhibit 99.1

1 NASDAQ: ATOS WWW . ATOSSAGENETICS . COM ©2016, A TOSSA G ENETICS , I NC . A LL R IGHTS R ESERVED . C ORPORATE P RESENTATION J ULY 27, 2016

2 Some of the information presented herein may contain projections or other forward - looking statements regarding future events or the future financial performance of the Company which the Company undertakes no obligation to update . These statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with clinical trials, actions by the FDA, regulatory clearances, responses to regulatory matters, the market demand for and acceptance of A tossa's products and services, performance of clinical research organizations and other risks detailed from time to time in A tossa's filings with the S ecurities and Exchange C ommission, including without limitation its most recent annual report on form 10 - K, subsequent quarterly reports on F orms 10 - Q and Forms 8 - K, each as amended and supplemented from time to time . Forward - Looking Statements

About Atossa Genetics 3 Atossa Genetics is a healthcare company focused on developing novel pharmaceuticals and delivery methods to treat breast conditions including breast cancer.

Our Programs 4 Drug Development and Delivery Programs Intraductal Microcatheters Ongoing Phase 2 study at Columbia University to deliver fulvestrant for neoadjuvant treatment of ductal carcinoma in - situ (DCIS) and estrogen receptor positive (ER+) breast cancer Oral Endoxifen – Preparing for Phase 2 – adjuvant therapy for breast cancer patients who are refractory to tamoxifen

Suspicious Lump Biopsy Surgery* and/or Radiation/ Chemotherapy Diagnosis Breast Cancer Timeline Tamoxifen (5 years) Intraductal Fulvestrant Oral Endoxifen Neoadjuvant Adjuvant * Mastecomy or lumpectomy

Program Pipeline 6 Pivota l Preclinical Phase 1 NDA* Market Candidate Indication * Estimated FDA submission Phase 2 Phase 3 DCIS/ ER+ Breast Cancer Micro Catheters/ Fulvestrant 2017 Oral Endoxifen Tamoxifen Refractory Prep. for Phase 2 Phase 2 Underway 2018 2018 2019

Adjuvent Oral Endoxifen 1 million women take tamoxifen in the U.S. annually 50% of patients taking tamoxifen may be refractory – meaning they make inadequate Endoxifen and have an increased rate of recurrence Potential market: >$2.0 billion The Unmet Need 7 Neoadjuvent Intruductal Fulvestrant Current therapies: use systemic delivery, which can have adverse effects and potentially limited tumor tissue concentration U.S. annual incidence: 235,000 breast cancers and 60,000 DCIS Potential market: intramuscular Fulvestrant is $14,000 per dose; $700M expanding market

Neoadjuvant: Intraductal Microcatheters 8 • Being developed for transpapillary, local delivery of therapeutics • Ongoing Phase 2 study at Columbia University for delivery of fulvestrant in patients with DCIS or ER+ breast cancer • Advantages: paradigm shift towards local treatment with potentially higher local drug exposure and lower systemic concentrations vs systemically delivered agents • 1 issued and 3 pending patent app’s (US and PCT) for intraductal drug delivery • Fulvestrant is FDA approved for intramuscular admin (AstraZeneca)

Intraductal Fulvestrant - Clinical Trial Study Design

Thirty women with ER+ DCIS or Invasive Breast Cancer



6

24



C

Drug Administered
30-45 days Before Surgery

Intramuscular Administration

Intraductal Administration

Assessments

Efficacy	Safety	Pharmacokinetic
Pathological Response, Ki-67 Expression	FACT-ES Tolerability	Tissue and Blood Levels of Fulvestrant

Atossa GENETICS

9

Intraductal Fulvestrant - Regulatory Pathway 10 The FDA issued a “Safe to Proceed” letter in Q4 2015 A combination drug/device could qualify for designation under the 505(b)(2) status. Advantages: A single clinical study of safety and efficacy Limited additional clinical or pre - clinical studies Market exclusivity possible

11 • Significance of unmet need: >500,000 are tamoxifen refractory and have increased risk of recurrence (see chart at right; Journal of Clinical Oncology Vol. 25, No. 33, Schroth et al.) • IP: Composition of Matter and Methods of Treatment applications have been filed • E xisting data: Abundant pre - clinical and clinical data support approach • Speed to market: Potential for rapid approval • Potential competition: No known current commercial clinical development underway • Regulatory pathway: 505(b)(2) pathway potential Adjuvant Solution: Oral Endoxifen

Tamoxifen is a Pro - Drug with Many Metabolites 12

Only Three Have Cancer Inhibition Activity… 13

Major Tamoxifen Metabolites 14 Compound Plasma Level (nM) IC 50 Estrogen Receptor Effect (nM) PL/IC 50 Endoxifen 29.1 3 9.7 4 - OH - Tamoxifen 5.8 7 0.8 (8%) 3 - OH - Tamoxifen 0.7 94 <0.01 (0.1%) Murdter et al, Clin Pharmacol Therap. 2011 May

Low Plasma Endoxifen P redicts R ecurrence 15 CYP2D6 EM Mean (n=586) Dezentje ´ et. al. Breast Cancer Res Treat (2015) 153:583 – 590. 35 % increased Recurrence Rate Pre/Post - Menopausal (n=1370 ) Madlensky et. al. Clin Pharmacol Ther . (2011) 89:718 – 725 . 1.6 - 1.9 Increased Hazards Ratio for Recurrence Pre - Menopausal Only (n=587) Saladores et. al. The Pharmacogenomics Journal (2015) 15, 84 – 94

Endoxifen - Clinical Trial Design 16 Entry Criteria: Pre - menopausal ER + breast cancer patients on tamoxifen Perform Test to Measure Endoxifen >TBD nM Endoxifen Continue on tamoxifen (20 mg/day) ≤TBD nM Endoxifen Add Oral Endoxifen (1 - 2 mg/day)

Ongoing Microcatheter / Fulvestrant Phase 2 Trial Oral Endoxifen Progress Provides Significant Near Term Opportunity Secured Financing Facility with Aspire Capital – Up to $10M over 30 Months 2016 Value Creation Points 17

x Drug Development Programs: intraductal fulvestrant in Phase 2 and a Phase 2 planned for oral endoxifen x Favorable clinical and regulatory pathways x Multi - billion dollar markets x No debt, no preferred stock x Up to $10M financing facility with Aspire Capital x Patent applications filed covering composition and methods x Experienced m anagement team 18 Investment/Financial Highlights

19 Seasoned Management Steven Quay, MD, PhD Chairman and CEO Kyle Guse, CPA, ESQ, MBA CFO and General Counsel Janet Rose Rea, MSPH VP Regulatory, Quality and Clinical Affairs

Atossa Genetics Inc. (IPO November 8, 2012) NASDAQ: ATOS Our Mission Develop novel pharmaceuticals and delivery systems to treat breast conditions including breast cancer Debt (March 31, 2016 ) NONE Cash (March 31, 2016) $3.2M Shares Outstanding (May 31, 2016) 39M Corporate Headquarters Seattle, Washington Corporate Summary 20

FOR MORE INFORMATION:

KYLE GUSE, CFO AND GENERAL COUNSEL

KYLE.GUSE@ATOSSAGENETICS.COM

NASDAQ: ATOS

WWW.ATOSSAGENETICS.COM

©2016, ATOSSA GENETICS, INC. ALL RIGHTS RESERVED.